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                                                                   Exhibit 10.33

                                 AV ALARM, INC.
                              EMPLOYMENT AGREEMENT

     The Employment Agreement (the "Agreement") is executed on and effective as of October 21, 1994 (the "Effective Date") by and between AV Alarm, Inc. a Texas corporation (the "Corporation"), and James R. Hull ("Employee").

                                    RECITAL:

     The Corporation and the Employee desire to enter into an employment agreement on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS:

     The Employee and the Corporation agree as follows:

1. Employment. The Corporation hereby employs the Employee and the Employee hereby accepts employment with the Corporation, on the terms arid conditions set forth in the Agreement.

2. Term. The term of the Employee's employment under this Agreement shall commence with the date hereof and terr4nate on October 31, 1997, provided, such employment shall be renewable, commencing on November 1, 1997 and each November 1 thereafter, for successive one year periods expiring on October 31 of the following year, unless written notice of nonrenewal is given by the Corporation to the Employee on or before October 1, 1997 or October 1 during any subsequent renewal period (the Employee's term of employment is referred to as the "Employment Period"). If the Corporation terminates the Agreement, it will be deemed to be a termination without "Cause", subject to section 6(c), unless the Agreement is then being reviewed and renegotiated in good faith by the Corporation.

3. Duties. The Employee will faithfully and to the best of his ability perform the duties of Chief Executive Officer, President and Chairman of the Board of the Corporation or any other duties assigned to him by the board of directors of the Corporation (the "Board of Directors") from time to time.

4. Compensation.

     (a) Base Salary. The Employee shall receive a base salary of $150,000 (the "Base Salary") (such Base Salary shall be payable in regular and equal semi-monthly installments). The Base Salary will be increased by a minimum of 10% on November 1 of each year during the Employment Period.

     (b) Incentive Compensation. The Board of Directors shall evaluate the Employee's performance annually. The Employee shall be eligible for such bonuses as the Board of Directors. in its sole discretion, deems appropriate.

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     (c) Life Insurance. The Corporation shall pay the premiums on a term life insurance policy in the amount of $750,000 on Employee's life, provided Employee is insurable at commercially reasonable rates, and the proceeds thereof shall be payable to the Employee's designated beneficiary or if no beneficiary is designated, to the Employee's estate.

     (d) Indemnification. The Employee shall be entitled to indemnification as an officer and director of the Corporation to the same extent as the other executive officers and directors of the Corporation.

5. Fringe Benefits.

     (a) Generally. The Employee shall receive such fringe benefits as are made available by the Board of Directors of the Corporation. and such other benefits as the Board of Directors may from rime to time, in its sole discretion, make available to the Employee.

     (b) Vacation. The Employee shall be entitled to receive four (4) weeks paid vacation annually, or more if the Corporation's vacation policy so provides, provided that the Employee may take no more than two (2) consecutive weeks of vacation at a time.

6. Termination of Employment.

     (a) Termination for Cause. During the term of this Agreement, the Corporation shall be entitled to terminate the Employee's employment at any time (subject to the 10-day notice period provided in paragraph 6(b) in the event of Nonperformance by Employee) with Cause immediately upon written notice to the Employee specifying the Cause, and the date of termination. For this purpose, "Cause" shall mean (i) the Employee's death or disability as defined in the disability insurance policy to be obtained by the Corporation for Employee or in the absence thereof, a disability which in the reasonable opinion of the Board of Directors renders the Employee unable in any material respect to perform his duties under this Agreement, for a period of at least six consecutive months,
(ii) any act by Employee which renders or could reasonably be expected to render Employee or the Corporation, ineligible to obtain any material license or other material autho4ization necessary to conduct the business of the Corporation,
(iii) any wrongful act to enrich Employee at the expense of the Corporation,
(iv) any act or failure to act by or of the Employee constituting gross negligence, fraud or willful misconduct in the course of employment, (v) Employee's commission of a felony, or (vi) Employee's repeated failure to follow lawful and reasonable directions given by or on behalf of the Board of Directors. A voluntary termination by Employee shall be deemed to be a termination for "Cause." In the event of termination for Cause, payments for Base Salary shall be prorated to the date of termination and the Corporation shall have no further liability to the Employee.

     (b) Termination for Nonperformance by Employee. During the term of this Agreement, the Corporation shall be entitled to terminate the Employee's employment at any rime upon ten days prior notice for a material adverse deviation between the Corporation's actual results from operation or financial condition as compared with the Corporation's business plan or future plans approved on an annual basis by the Board of Directors ("Nonperformance by Employee"). In the event of a termination for Nonperformance by Employee, as the Employee's

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sole remedy against the Corporation, the Corporation shall continue to pay the employee his semi-monthly installments of Base Salary, arid provide for health insurance at the cost of the Corporation, for a period equal to the greater of six months or until the next anniversary date of this Agreement.

     (c) Termination Without Cause. If this Agreement is terminated by the Corporation for any reason other than for Cause or Nonperformance by Employee, or if the Agreement is terminated by the Corporation for what the Corporation believes is Cause and it is ultimately determined that the Employee was terminated without Cause, as the Employee's sole remedy against the Corporation, the Corporation shall continue to pay the employee his semi-monthly installments of Base Salary, and provide for health insurance at the cost of the Corporation, for a period equal to the lesser of 24 months or until October 31, 1997, and the Employee shall have such vesting rights as may be provided under the Employee's Stock Option Agreement with the Corporation attached hereto as Exhibit A.

     (d) Duty to Mitigate; Restrictions of Ability to Pay. After any termination to which section 6(b) or section 6(c) applies, the Employee shall as promptly as practicable use his good faith best efforts to gain new employment or equivalent salary and benefits. The Corporation's post-termination payment obligations under section 6(b) or section 6(c) shall terminate upon Employee's first day of new employment.

7. Inventions and Improvements. Concurrently with the execution and delivery of this Agreement, as a condition to Employee's employment, the Employee and the Corporation shall enter into the Proprietary Information Agreement attached as Exhibit B.

8. Nondisclosure; Non-solicitation. (a) In the Employee's position of employment, he will have access to confidential information and trade secrets ("Confidential Information") pertaining to, or arising from, the business of the Corporation. The Employee acknowledges that such Confidential Information is unique and valuable to the Corporation's business and that the Corporation would suffer irreparable injury if this information were divulged to those in competition with the Corporation. Therefore, the Employee agrees to keep in strict secrecy and confidence, both during and after the period of his employment, any and all information which the Employee acquires, or to which the Employee has access, during employment with the Corporation, that has not been publicly disclosed by the Corporation or that is not a matter of common knowledge by the Corporation's competitors. The Confidential Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, formulae, plans, devices, compilations of information, technical data, distribution methods, arrangements entered into with suppliers and customers, including but not limited to pricing information, terms of purchase and sale, proposed expansion plans of the Corporation, marketing and pricing strategies and trade secrets of the Corporation.

     (b) Except with prior written approval of the Corporation, during or after the Employee's employment under this Agreement the Employee will neither (i) disclose any Confidential Information to any person except authorized personnel of the Corporation, on its subsidiaries or affiliated companies, nor (ii) use Confidential Information in any way. Upon termination of the Employee's employment, whether voluntary or involuntary the Employee will promptly return to

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the Corporation all documents, records or other memorializations including copies of and any documents and any notes which the Employee has prepared, that contain Confidential Information or relate to the Corporation's business.

     (c) Without the prior written consent of the Corporation, during the term of Employee's employment by the Corporation and for twelve months after termination of Employee's employment, neither the Employee nor any entity owned or controlled by the Employee will, for the Employee's benefit or the benefit of any third party, directly solicit the employment of any employee of the Corporation, or any of its subsidiaries or affiliated companies or influence or induce any such employee to leave or decline employment by the Corporation, or any of its subsidiaries or affiliated companies. Employee shall not be prohibited from hiring a former employee of the Corporation as long as such employee's employment with the Corporation has been terminated (whether by the Corporation or by such employee) for at least one year.

9. Noncompetition.

     (a) During the term of this Agreement, and for a period of two years following termination of this Agreement for any reason, except for termination without Cause, the Employee will not and will cause any Affiliate (as defined below) of the Employee (collectively, the "Bound Parties") not to, directly or indirectly manage, operate, control, participate or engage in, or become interested in or connected with in any way (including, without limitation, as a partner, stockholder, investor, owner, director, officer, employee, agent or consultant, except the ownership of five percent or less of the outstanding capital stock or partnership interests of a publicly traded corporation or partnership), or lend any money to or guaranty any obligations of (except for the ownership of five percent or less of the outstanding debt securities of a publicly traded corporation or partnership), any person, business, firm or entity (each a "Person") engaged in any security alarm monitoring services business or any other related or similar activity within, based in, or into, the Protected Market. The "Protected Market" means the United States of America and Canada. The term "Affiliate" means any person directly or indirectly controlling, controlled by, or under common control with, the person with respect to whom the term "Affiliate" is used. The Bound Parties shall not be bound by any covenant not to compete if Employee's employment (i) was terminated by the Corporation without Cause or (ii) if the Employment Period is nor renewed by the Corporation, unless Employee refuses to accept an offer by the Corporation to renew the Employment Period on terms substantially similar to those in effect immediately prior to the expiration of the Employment Period.

     (b) As consideration for the Bound Parties' agreement riot to compete with the Corporation as provided in this Agreement, the Corporation has entered into and consummated the transactions contemplated in the Asset Purchase Agreement dated this date between the Corporation and My Alarm, Inc., an Iowa corporation, and the Stock Purchase Agreement dated this date between the Corporation and the Purchasers (as defined therein).

     (c) This Agreement is necessary for the protection of the legitimate business interests of the Corporation. The scope of this Agreement in time, geography arid types and limits of activities is reasonable.

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     (d) Because of the confusion to the customers of the Corporation and to the public that a breach of this Agreement would create, the Corporation will not have an adequate remedy at law if any of the Bound Parties breaches this Agreement. The Corporation will be entitled to apply to any court of competent jurisdiction for an injunction prohibiting any violations of the provisions of this Agreement, and a restraining order and/or injunction may issue against any of the Bound Parties, in addition to any other rights the Corporation may have. The Bound Parties hereby waive the claim or defense that an adequate remedy at law exists, and none of' the Bound Parties will urge in any, such action or proceeding that any such remedy at law exists.

10. Specific Performance. In the event of any controversy concerning the rights or obligations of the parties under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled. If either party successfully prosecutes an action to enforce its rights under this Agreement, such party shall be entitled to receive attorney's fees and costs in addition to any other remedy to which it may be entitled.

11. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted under this Agreement or of the future performance of any other remedy to which it may be entitled.

12. Notices. Any notice to be give under this Agreement shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally, in the case of the Corporation to its principal business office and in the case of the Employee, to his address appearing on the records of the Corporation, or to such other address as he may have designated in writing to the Corporation.

13. Severability. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

14. Amendment. This Agreement may only be amended with the prior written consent of the Board of Directors and by an agreement in writing signed by all of the parties hereto.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws but not the law of conflicts of the State of Texas.

16. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and Employee, his heirs, beneficiaries and legal representatives. it is agreed that the rights and obligation of the Employee may not be assigned or delegated except as specifically set forth in this Agreement.

                                      * * *

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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

EMPLOYEE:


/s/ James R. Hull                        October 21, 1994
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James R. Hull


CORPORATION:

AV Alarm, Inc.


By: /s/ James R. Hull                    October 21,1994
   ----------------------------------
    James R. Hull
    President

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